                                                              January 25, 2005

EarlyBirdCapital, Inc.
275 Madison Avenue
Suite 1203
New York, New York 10016

                  Re:      Terra Nova Acquisition Corporation

Gentlemen:

                  This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Terra Nova Acquisition Corporation ("Company")
included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common
Stock and Warrants will not be separately tradeable until 90 days after the effective date of the Company's IPO unless EarlyBirdCapital, Inc. ("EBC")
informs the Company of its decision to allow earlier separate trading.

                  The undersigned agrees that this letter agreement constitutes an irrevocable order for EBC to purchase for the undersigned's account within the forty-trading day period commencing on the date separate trading of the
Warrants commences ("Separation Date") up to 1,000,000 Warrants at market prices not to exceed $0.70 per Warrant ("Maximum Warrant Purchase"). EBC (or such other broker dealer(s) as EBC may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the forty-trading day period commencing on the Separation Date. EBC further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

                  The undersigned may notify EBC that all or part of the Maximum
Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to EBC by the undersigned (a "Designee")) who (or which) has an account at EBC and, in such event, EBC will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment.

                  The undersigned agrees that neither he nor any affiliate or
Designee shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of
EBC, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

                                                     Very truly yours,

                                                     /s/ Vahan Kololian
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                                                     Vahan Kololian